Exhibit 10.5

PROMISSORY NOTE

$21,742,500.00	September 24, 2013

FOR VALUE RECEIVED, GGT AHC FAIRFIELD TX, LLC, a Delaware limited liability company (“Borrower”), having an address at 1800 Augusta Drive, Suite 150, Houston, Texas 77057, Attention: Paul Forbes, hereby promises to pay to the order of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns and any subsequent holders of this Note, “Lender”), as hereinafter provided, the principal sum of TWENTY-ONE MILLION SEVEN HUNDRED FORTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($21,742,500.00) or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.

1.	DEFINITIONS

1.1.        Definitions.    As used in this Note, the following terms shall have the following meanings:

“Applicable Margin” means (i) for the Base Rate Portion, One-Half of One Percent (0.50%) per annum, and (ii) for the LIBOR Portion, Two and Sixty-Five Hundredths Percent (2.65%) per annum.

“Applicable Rate” means: (a) for the Portion bearing interest based upon the Base Rate, the Base Rate plus the Applicable Margin, provided, however, in no event shall the Applicable Rate for such Portion ever be less than the Minimum Rate (as herein defined), and (b) for the Portion bearing interest based upon LIBOR, LIBOR plus the Applicable Margin, provided, however, in no event shall the Applicable Rate for such Portion ever be less than the Minimum Rate.

“Base Rate” means for any day, a rate of interest equal to the Prime Rate for such day.

“Borrower” has the meaning set forth in the introductory paragraph of this Note.

“Business Day” means (a) a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas, are authorized or required by law to be closed, and (b) for purposes of any LIBOR Portion, a day that satisfies the requirements of clause (a) and that is also a day on which commercial banks in the City of London, England are open for business and dealing in offshore dollars. Unless otherwise provided, the term “days” when used herein means calendar days.

“Change” means (a) any change after the date of this Note in the risk-based capital guidelines applicable to Lender, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Note that affects capital adequacy or the amount of capital required or expected to be maintained by Lender or any entity controlling Lender.

“Charges” means all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

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“Deed of Trust” means the Deed of Trust dated of even date herewith, executed by Borrower, as grantor, to JOHN D. HUDGENS, as trustee, for the benefit of Lender, as beneficiary, relating to the Mortgaged Property defined therein, as modified, amended, renewed, extended, and restated from time to time. The indebtedness evidenced by this Note and the Obligations created hereby are secured by, among other things, the Deed of Trust and the other Loan Documents.

“Default Interest Rate” means a rate per annum equal to the Note Rate plus four percent (4%), but in no event in excess of the Maximum Rate.

“Event of Default” has the meaning set forth in the Loan Agreement.

“Federal Funds Rate” means, for any day, a fluctuating rate of interest equal to the Federal Funds Rate as published in the “Money Rates” section of The Wall Street Journal. Any change in the rate will take effect on the effective date as indicated in The Wall Street Journal. Interest will accrue on any non-Business Day at the rate in effect on the immediately preceding Business Day.

“Funding Loss” means, with respect to any Portion bearing interest based upon LIBOR, the amount (which shall be payable ten (10) days following demand by Lender) necessary to promptly compensate Lender for, and hold it harmless from, any loss, cost or expense actually incurred by Lender as a result of:

(a)        any prepayment or payment at maturity of any Portion bearing interest based upon LIBOR on a day other than the last day of the relevant LIBOR Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)        any failure by Borrower to prepay, borrow, continue or convert a Portion bearing or selected to bear interest based upon LIBOR on the date or in the amount selected by Borrower;

including any loss of anticipated profits and loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Portion or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lender hereunder, Lender shall be deemed to have funded the Portion based upon LIBOR by a matching deposit or other borrowing in the London inter-bank market for a comparable amount and for a comparable period, whether or not such Portion was in fact so funded.

“Lender” has the meaning set forth in the introductory paragraph of this Note.

“LIBOR” means, with respect to each LIBOR Interest Period, the rate (expressed as a percentage per annum and adjusted as described in the last sentence of this definition of LIBOR) for deposits in United States Dollars that appears on Thomson Reuters British Banker’s Association LIBOR Rates Page (or the successor thereto) as of 11:00 a.m., London, England time, on the related LIBOR Determination Date. If such rate does not appear on such screen or service, or such screen or service shall cease to be available, LIBOR shall be determined by Lender to be the offered rate on such other screen or service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States Dollars (for delivery on the first day of such LIBOR Interest Period) for a term equivalent to such LIBOR Interest Period as of 11:00 a.m. (Dallas, Texas time) on the relevant LIBOR Determination Date. If the rates referenced in the two preceding sentences are not available, LIBOR for the relevant LIBOR Interest

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Period will be determined by such alternate method or reasonably selected by Lender. LIBOR shall be adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates, marginal emergency, supplemental, special and other reserve percentages, and other regulatory costs.

“LIBOR Determination Date” means a day that is three (3) Business Days prior to the beginning of the relevant LIBOR Interest Period.

“LIBOR Interest Period” means a period of one (1) month. The first day of the interest period must be a Business Day. The last day of the interest period and the actual number of days during the interest period will be determined by Lender using the practices of the London inter-bank market.

“Loan Agreement” means the Construction Loan Agreement dated of even date herewith, executed by Lender and Borrower, as modified, amended, renewed, extended, and restated from time to time.

“Loan Documents” mean the Loan Agreement, this Note, the Deed of Trust, any assignment of rents, any guaranty agreement, any financing statements, any environmental indemnity agreement, and such other agreements, documents and instruments now or hereafter governing, securing or guaranteeing any portion of the indebtedness evidenced by this Note and/or the Obligations or executed by Borrower or any guarantor or indemnitor or any other person or entity in connection with the loan evidenced by this Note or in connection with the payment of the indebtedness evidenced by this Note or the Obligations or the performance and discharge of the obligations related hereto or thereto, together with any and all modifications, amendments, renewals, extensions, restatements, consolidations, substitutions, replacements and supplements hereof or thereof.

“Maturity Date” means September 24, 2016, subject to Extension Options as provided for in the Loan Agreement.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Minimum Rate” means Two and Sixty-Five Hundredths Percent (2.65%) per annum.

“Mortgaged Property” means that certain real property located in Harris County, Texas, as more particularly described in the Deed of Trust, together with certain other rights, estates, interests, collateral and benefits now or at any time hereafter securing the payment of the indebtedness evidenced by this Note or the Obligations, whether by virtue of the Loan Documents or otherwise.

“Note” means this Note.

“Note Rate” means the rate equal to the lesser of (a) the Maximum Rate or (b) the greater of (i) the Minimum Rate or (ii) the Applicable Rate.

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“Obligations” means any and all of the covenants, conditions, warranties, representations, and other obligations (other than repayment of the Indebtedness) made or undertaken by Borrower, any Guarantor (pursuant to any Guaranty), or any Loan Party to Lender or others in the Loan Documents.

“Payment Date” means the first day of each and every calendar month during the term of this Note.

“Portion” means any principal amount bearing interest based upon the Base Rate or LIBOR.

“Prime Rate” means, for any day, the rate of interest per annum quoted in the “Money Rates” section of The Wall Street Journal from time to time and designated as the “Prime Rate.” If such prime rate, as so quoted is split between two or more different interest rates, then the Prime Rate shall be the highest of such interest rates. If such prime rate shall cease to be published or is published infrequently or sporadically, then the Prime Rate shall be the rate of interest per annum established from time to time by Lender and designated as its base or prime rate, which may not necessarily be the lowest interest rate charged by Lender and is set by Lender in its sole discretion.

1.2.        Rules of Construction.    Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require. All personal pronouns used herein, whether used in the masculine, feminine or neutral gender, shall include all other genders; the singular shall include the plural and vice versa.

2.	PAYMENT TERMS

2.1.        Payment of Principal and Interest.

(a)        Prior to the original Maturity Date, all accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable in monthly installments beginning on October 1, 2013, and continuing on each Payment Date thereafter through and including the Maturity Date. The outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise.

(b)        As of the first (1st) day of any extension term pursuant to any Extension Option provided in the Loan Agreement, installments of principal in an amount equal to the principal payment calculated by Lender to amortize the outstanding Note balance at an assumed fixed interest rate of six percent (6.0%) per annum and an assumed amortization term of three hundred sixty (360) months, plus accrued and unpaid interest at the Note Rate, shall be due and payable on each Payment Date, commencing October 1, 2016, and continuing on each Payment Date thereafter until maturity. However, in the event Lender advances additional Loan proceeds under this Note during any extension term after determination of the principal payment set forth above, Borrower agrees to pay the period installments of principal, as recalculated by Lender after taking into account such additional advances. The outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full on the last day of the last extension term exercised by Borrower pursuant to the Extension Options.

If an Advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date of such advance through and including the last day of the calendar month in which this Note is funded. No principal amount repaid may be reborrowed.

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2.2.        Application.  Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents; (b) the payment of accrued but unpaid interest hereon; and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity. If an Event of Default exists under this Note or under any of the other Loan Documents, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified in this Section 2.2 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.

2.3.        Payments.  All payments under this Note made to Lender shall be made in immediately available funds at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201 (or at such other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 3:00 p.m. (Dallas, Texas time) at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 3:00 p.m. (Dallas, Texas time) on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

2.4.        Rate Selection, Etc.  Borrower may select, subject to the terms and conditions set forth below, a Note Rate based upon either LIBOR or the Base Rate for the entire principal amount of this Note then outstanding or any Portion thereof. No more than three (3) LIBOR Interest Periods may be outstanding at any time, and each Portion bearing interest based on LIBOR shall be at least ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00). Borrower may designate the Portion to bear interest based upon LIBOR by giving Lender written notice of its selection before 11:00 a.m. (Dallas, Texas time) on the LIBOR Determination Date, which selection shall be irrevocable, for each LIBOR Interest Period. However, unless written notice shall have been delivered to Lender on or before such LIBOR Determination Date that Borrower elects Base Rate, the LIBOR Interest Period shall be one (1) month. If an Event of Default has occurred and is continuing, the option to select LIBOR as a basis for the Note Rate shall be terminated until such Event of Default is cured. No LIBOR Interest Period may extend beyond the Maturity Date as extended pursuant to any Extension Option. Any Portion for which LIBOR Interest Period is not selected shall bear interest at a Note Rate based upon the Base Rate. The determination by Lender of the Note Rate shall, in the absence of manifest error, be conclusive and binding in all respects. Notwithstanding anything contained herein to the contrary, if (a) at any time, Lender determines (which determination shall be conclusive in the absence of manifest error) that any applicable law or regulation or any change therein or the interpretation or application thereof or compliance therewith by Lender (i) prohibits, restricts or makes impossible the charging of interest based on LIBOR or (ii) shall make it unlawful for Lender to make or maintain the indebtedness evidenced by this Note in eurodollars, or (b) at the time of or prior to the determination of the Note Rate, Lender

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determines (which determination shall be conclusive in the absence of manifest error) that by reason of circumstances affecting the London interbank market generally, (i) deposits in United States Dollars in the relevant amounts and of the relevant maturity are not available to Lender in the London interbank market, (ii) the Note Rate does not adequately and fairly reflect the cost to Lender of making or maintaining the loan, due to changes in administrative costs, fees, tariffs and taxes and other matters outside of Lender’s reasonable control, or (iii) adequate and fair means do not or will not exist for determining the Note Rate as set forth in this Note, then Lender shall give Borrower prompt notice thereof, and this Note shall bear interest, and continue to bear interest until Lender determines that the applicable circumstance described in the foregoing clauses (a)(i) or (ii) or (b)(i), (ii) or (iii) no longer pertains (in which event the Note shall resume bearing interest at the Note Rate), at the Base Rate plus Applicable Margin.

2.5.        Computation Period.  Interest on the indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360)-day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.3 hereof. Each determination by Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.6.        Prepayment.  Borrower shall have the right to prepay, at any time and from time to time upon at least five (5) Business Days prior written notice to Lender, without fee, premium or penalty, all or any portion of the outstanding principal balance hereof; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid. Prepayments of principal shall be applied in inverse order of maturity. If this Note is prepaid in full, then any commitment of Lender to make further advances shall automatically terminate and shall be of no further force or effect.

2.7.        Unconditional Payment.  Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

2.8.        Partial or Incomplete Payments.  Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.

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2.9.        Default Interest Rate.  For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty

2.10.      Late Charge.  At the option of Lender, Borrower will pay Lender, on demand, (i) a “late charge” equal to five percent (5%) of the amount of any installment on this Note when such installment is not paid within fifteen (15) days following the date such installment is due (provided that no late charge shall be payable with respect to the payment due on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise), and (ii) a processing fee in the amount of $25.00 for each check which is provided to Lender by Borrower in payment for an obligation owing to Lender under any Loan Document but is returned or dishonored for any reason, in order to cover the additional expenses involved in handling delinquent and returned or dishonored payments.

2.11.      Change.  If Lender determines that the amount of capital required or expected to be maintained by Lender or any entity controlling Lender, is increased as a result of a Change, then, within fifteen (15) days of demand by Lender, Borrower shall pay to Lender the amount necessary to compensate Lender for any shortfall in the rate of return on the portion of such increased capital that Lender determines is attributable to this Note or the principal amount outstanding hereunder (after taking into account Lender’s policies as to capital adequacy).

3.	EVENT OF DEFAULT AND REMEDIES

3.1.        Remedies.  Upon the occurrence of an Event of Default, Lender shall have the right to exercise any rights and remedies set forth in the Loan Agreement, Deed of Trust and the other Loan Documents. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property or any portion thereof. This Note is also subject to acceleration as provided in the Loan Agreement.

3.2.        Remedies.  Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES): (a) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding principal balance hereof, all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (b) to foreclose any Liens and security interests securing payment hereof or thereof (including, without limitation, any Liens and security interests covering any portion of the Mortgaged Property); and (c) to exercise any of Lender’s other rights, powers, recourses and remedies under the Loan Documents or at law or in equity, and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, singly, successively, or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Lender, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release.

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3.3.        WAIVERS.    EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.

4.	GENERAL PROVISIONS

4.1.        No Waiver; Amendment.  No failure to accelerate the indebtedness evidenced by this Note by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing.

4.2.        Interest Provisions.

(a)        Savings Clause.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the Maximum Rate or amount of interest payable on the indebtedness evidenced by this Note and the Obligations (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note and/or the Obligations, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Obligations, then it is Borrower’s and Lender’s express intent that all amounts

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charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Obligations (or, if this Note and all Obligations have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, that if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Obligations then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Obligations then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Obligations shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Obligations (including any and all renewal and extension terms) until payment in full so that the rate or amount of interest on account of this Note and/or the Obligations does not exceed the Maximum Rate from time to time in effect and applicable to this Note and/or the Obligations for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)        Ceiling Election.  To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

4.3.        WAIVER OF JURY TRIAL.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES

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THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

4.4.        GOVERNING LAW; VENUE; SERVICE OF PROCESS.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT  LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESSES FOR NOTICES REFERENCED IN THE LOAN AGREEMENT.

4.5.        Relationship of the Parties.  Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

4.6.        Successors and Assigns.  The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. The terms “Borrower” and “Lender” as used hereunder shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them.

4.7.        Time is of the Essence.  Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

4.8.        Headings.  The Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Sections or Subsections or any provisions hereof.

4.9.        Controlling Agreement.  In the event of any conflict between the provisions of this Note and the Loan Agreement, it is the intent of the parties hereto that the provisions of the Loan Agreement shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents (other than the Loan Agreement), it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel

PROMISSORY NOTE (CYPRESS-FAIRFIELD) – PAGE 10

in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

4.10.        Notices.  Whenever any notice is required or permitted to be given under the terms of this Note, the same shall be given in accordance with the Loan Agreement.

4.11.        Severability.  If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

4.12.        Right of Setoff.  In addition to all Liens upon and rights of setoff against the money, securities, or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a Lien upon and a right of setoff against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Lender which are held in an operating account, and every such Lien and right of setoff may be exercised without demand upon or notice to Borrower. No Lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such Lien, or by any delay in so doing, and every right of setoff and Lien shall continue in full force and effect until such right of setoff or Lien is specifically waived or released by an instrument in writing executed by Lender. Lender, by its acceptance of the Note, hereby waives any rights of setoff against any accounts of Borrower other than its operating accounts.

4.13.        Costs of Collection.  If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys’ fees.

4.14.        Statement of Unpaid Balance.  At any time and from time to time, but no more than two (2) times during a calendar year, Borrower will furnish, within five (5) Business Days of written request from Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the Indebtedness evidenced by this Note and that there are no offsets or defenses against full payment of the indebtedness evidenced by this Note and the terms hereof, or if there are any such offsets or defenses, specifying them.

4.15.        FINAL AGREEMENT.  THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWER:

GGT AHC FAIRFIELD TX, LLC, a Delaware limited liability company

By:	AHC Fairfield Operator, LLC, a Texas limited liability company, its Operating Member

	By:	/S/ Paul Forbes
Paul Forbes, Manager

Promissory Note

Signature Page